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                                                                    Exhibit 99.1

[STEMCELLS, INC. LOGO]

COMPANY CONTACT                                   INVESTOR RELATIONS
Martin McGlynn                                    Ina McGuinness or Bruce Voss
Chief Executive Officer                           Lippert/Heilshorn & Associates
(650) 475-3100                                    (310) 691-7100
                                                  imcguinness@lhai.com
FOR IMMEDIATE RELEASE

            STEMCELLS ANNOUNCES THIRD QUARTER 2004 FINANCIAL RESULTS

PALO ALTO, CALIF., OCTOBER 26, 2004 - StemCells, Inc. (NASDAQ: STEM) today reported its financial results for the third quarter ended September 30, 2004.

The Company reported a loss of $4,338,000, or $0.08 per share, for the third quarter ended September 30, 2004, compared with a loss before deemed dividends of $2,429,000, or $0.07 per share, for the third quarter ended September 30, 2003. For the third quarter in 2003, net loss applicable to common shareholders after deemed dividends to preferred shareholders was $2,599,000 or $0.08 per share. There were no dividends or deemed dividends for the same period in 2004, as all of the Company's previously outstanding cumulative convertible preferred stock was converted to the Company's common stock prior to the end of 2003. Total revenue for the third quarter of 2004 and 2003 was $5,000 and $103,000 respectively. Revenue for 2004 was from licensing agreements and 2003 was from grants and licensing agreements. Cash and cash equivalents at September 30, 2004 totaled $23,141,000 compared with $13,082,000 at December 31, 2003.

The increase in net loss from 2003 to 2004 for the quarter reported was primarily attributable to three factors: the increase in expenditures required for various activities undertaken toward StemCells' planned IND (Investigational New Drug filing), a revision of the estimated reserve for the exit cost obligation related to the former corporate headquarters in Rhode Island, and increased costs associated with new Sarbanes-Oxley compliance.

As previously reported, the Company is targeting the filing of its first IND in the first quarter of 2005, to evaluate the safety and efficacy of its proprietary human neural stem cells as a treatment for Batten's disease, an always fatal neurodegenerative disease and member of the Lysosomal Storage Disease family.

ABOUT STEMCELLS INC.
StemCells, Inc. is a biotechnology company focused on the discovery, development and commercialization of stem cell-based therapies to treat diseases of the nervous system, liver, and pancreas. The Company's stem cell programs seek to repair or repopulate neural or other tissue that has been damaged or lost as a result of disease or injury. Further information about the Company is available on its web site at www.stemcellsinc.com.

Apart from statements of historical facts, the text of this press release constitutes forward-looking statements regarding, among other things, the future business operations of StemCells, Inc. ("the


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Company"). The forward-looking statements speak only as of the date of this news release. StemCells does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management's current views and are based on certain assumptions that may or may not ultimately prove valid. The Company's actual results may vary materially from those contemplated in the forward-looking statements due to risks and uncertainties to which the Company is subject, including uncertainties regarding the Company's ability to obtain the capital resources needed to continue its current research and development operations and to conduct the research, preclinical development and clinical trials necessary for regulatory approvals; the fact that the Company's stem cell technology is at the preclinical stage and has not yet led to the development of any proposed product; the uncertainty whether the Company will be able to file an IND in the time it projects and whether the FDA will permit it to proceed to clinical testing; the uncertainty whether the Company will achieve revenues from product sales or become profitable; uncertainties regarding the Company's obligations in regard to its former encapsulated cell therapy facilities in Rhode Island; and other factors that are described in Exhibit 99 to the Company's Annual Report on Form 10-K entitled "Cautionary Factors Relevant to Forward-Looking Statements."

                                     -more-


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                                 STEMCELLS INC.



                     CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (IN THOUSANDS, EXCEPT SHARE AND PER
SHARE AMOUNTS)

                                                        Three months ended            Nine months ended
                                                           September 30,                  September 30,
                                                         2004           2003           2004            2003
                                                         ----           ----           ----            ----
Revenue from grants and licensing agreements               $5            $33           $103            $152
Operating Expenses
    Research and development                            2,075          1,444          5,882           4,524
    General & administrative                              904            783          2,645           2,381
    Wind-down expenses related to our
        former corporate headquarters                   1,346            224          1,944             698
                                                        -----            ---          -----             ---
Total operating expenses                                4,325          2,451         10,471           7,603
Loss from operations                                  (4,320)        (2,418)       (10,368)         (7,451)
Other income (expense)                                   (17)           (11)           (43)           (101)
                                                         ---            ---            ---            ----
Net loss                                              (4,337)        (2,429)       (10,411)         (7,552)
Dividend to preferred shareholders                                                                       47
Deemed dividend                                                         170                           1,658
                                                                        ---                           -----
Net loss applicable to common shareholders
                                                     ($4,337)       ($2,599)      ($10,411)        ($9,257)
Net loss per share applicable to common
    shareholders; basic and diluted                   ($0.08)        ($0.08)        ($0.23)         ($0.30)
Weighted average shares -- basic and diluted       54,232,231     33,824,249     46,132,704      30,666,932

                                 STEMCELLS INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                            September 30,             December 31,
                                                               2004                          2003
(IN THOUSANDS)                                                (unaudited)               (a)
Assets
Current assets:
     Cash & cash equivalents                                        23,141                 $13,082
     Other current assets                                              292                     325
                                                                       ---                     ---
Total current assets                                                23,433                  13,407
Property, plant & equipment, net                                     3,447                   3,611
Other assets, net                                                    2,724                   2,768
                                                                     -----                   -----
Total assets                                                       $29,604                 $19,786
Liabilities and stockholders' equity
Current liabilities                                                 $3,513                  $2,522
Non-current liabilities                                              6,680                   6,300
Stockholders' equity                                                19,411                  10,964
                                                                    ------                  ------
Total liabilities and stockholders' equity                         $29,604                 $19,786
                                                                   -------                 -------

         (a) Derived from audited financial statements included in StemCells' annual report on form 10-K filed with the SEC.